Exhibit 99.1

Microbot Medical Announces $2.66 Million Registered Direct Offering of Common Stock Priced At-The-Market under Nasdaq Rules

HINGHAM, Mass., May 23, 2023 (GLOBE NEWSWIRE) — Microbot Medical Inc. (Nasdaq: MBOT) today announced that it has entered into definitive agreements for the purchase and sale of 1,209,500 shares of the Company’s common stock (or common stock equivalents) at a purchase price of $2.20 per share of common stock in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about May 25, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $2,660,900, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for the continued development, commercialization and regulatory activities for the Company’s LIBERTY® Robotic System, expansion and development of additional applications derived from the Company’s existing IP portfolio, and for working capital and other general corporate purposes.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-250966) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 4, 2020. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

In connection with the offering, the Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 2,044,990 shares of the Company’s common stock that were previously issued in October 2022 at an exercise price of $4.64 per share, such that effective upon the closing of the offering the amended warrants will have a reduced exercise price of $2.20 per share and 1,022,495 of the amended warrants will expire on October 25, 2027.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty
+972-(0)52-3044404
IR@microbotmedical.com

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